[COOPERS & LYBRAND LETTERHEAD]

July 25, 1997


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Home State Holdings, Inc. which have been filed with the Commission pursuant to Item 4 of Form 8-K as part of the Company's Form 8-K report dated July 22, 1997. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,


/s/ Coopers & Lybrand L.L.P.
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  Coopers & Lybrand L.L.P.